UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2010

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
incorporation
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On February 17, 2010, Mr. Victor P. Patrick informed the Board of Directors of Walter Energy, Inc. (the “Company”) that he wishes to retire. Mr. Patrick has also informed the Board that he will not be seeking re-election to the Board at the Company’s annual meeting of stockholders to be held on April 21, 2010. Mr. Patrick does not sit on any committees of the Board. His decision not to stand for re-election is not the result of any disagreement with the Company. Mr. Patrick will continue to serve as the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company until his successors to those positions are named.

A copy of the press release announcing Mr. Patrick’s retirement is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 22, 2010, Walter Energy Announces Retirement of Victor Patrick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: February 22, 2010	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
Assistant General Counsel and Secretary